Exhibit 10.46

EXHIBIT C-1
to Credit Agreement

FORM OF SUBSIDIARY GUARANTY
This SUBSIDIARY GUARANTY (as amended, amended and restated, supplemented, or otherwise modified from time to time, this “Guaranty”), dated as of January 24, 2017, is made by Montreign Operating Company, LLC, a New York limited liability company (the “Borrower”) and each of the other signatories hereto (together with the Borrower, each individually, a “Guarantor”, and collectively, together with each Additional Guarantor, the “Guarantors”) in favor of Credit Suisse AG, cayman islands branch, in its capacity as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the benefit of the Secured Parties.
RECITALS
A.The Borrower has entered into that certain Building Term Loan Agreement, dated as of January 24, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the banks, financial institutions and other entities from time to time party thereto in the capacity of lenders (the “Lenders”) and the Administrative Agent.

B.Each Guarantor (other than the Borrower) is a wholly-owned subsidiary of the Borrower, and each Guarantor will receive substantial benefit from the extensions of credit to the Borrower under the Credit Agreement.
C.It is a requirement under the Credit Agreement that the Obligations thereunder be guaranteed by the Guarantors, and the Guarantors are willing to irrevocably and unconditionally guarantee such Obligations.

AGREEMENT
NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Parties to make extensions of credit under the Credit Agreement and to enter into the Loan Documents, the Specified Hedging Agreements and the Specified Cash Management Agreements, the Guarantors hereby jointly and severally agree as follows:

SECTION 1.	DEFINITIONS

1.1 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

“Additional Guarantor” has the meaning given in Section 3.12.

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“Adjusted Maximum Amount” has the meaning given in Section 2.2(b).
“Administrative Agent” is defined in the preamble.
“Aggregate Payments” has the meaning given in Section 2.2(b).
“Bankruptcy Code” has the meaning given in Section 2.1.
“Borrower” is defined in the recitals.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Credit Agreement” is defined in the recitals.
“Direct Borrower Obligations” means, with respect to the Borrower, any Obligation of the Borrower in its capacity as the borrower under the Credit Agreement, grantor under any Security Document, guarantor under this Guaranty or a counterparty obligor with respect to a Specified Hedging Agreement or a Specified Cash Management Agreement.
“Excluded Swap Obligation” means, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor would otherwise have become effective or unlawful with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor would otherwise have become effective or unlawful with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal or unlawful.
“Fair Share” has the meaning given in Section 2.2(b).
“Fair Share Shortfall” has the meaning given in Section 2.2(b).
“Fraudulent Transfer Laws” has the meaning given in Section 2.2(a).

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“Funding Guarantor” has the meaning given in Section 2.2(b).
“Guaranteed Obligations” has the meaning given in Section 2.1.
“Guarantor” is defined in the preamble.
“Guaranty” is defined in the preamble.
“Lenders” is defined in the recitals.
“Obligee Guarantor” has the meaning given in Section 2.7.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Termination Date” means the date on which all Guaranteed Obligations have been “paid in full” as such term is defined in the Credit Agreement.
1.2 Interpretation.

(a)References to “Sections” shall be to Sections of this Guaranty unless otherwise specifically provided.

(b)Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
(c)The rules of construction set forth in Sections 1.02 through 1.08 of the Credit Agreement, including with respect to the meaning of the expressions “payment in full”, “paid in full” and any other similar terms or phrases when used with respect to the Guaranteed Obligations, shall be applicable to this Guaranty mutatis mutandis.

SECTION 2.	THE GUARANTY

2.1 Guaranty of the Guaranteed Obligations. Subject to the provisions of Section 2.2(a), the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance in full of all Guaranteed Obligations when the same shall become due,

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whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code entitled “Bankruptcy” as now and hereafter in effect, or any successor statute (the “Bankruptcy Code”)). The term “Guaranteed Obligations” means:
(a) any and all Obligations of the Borrower, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with any Loan Documents, Specified Hedging Agreements or Specified Cash Management Agreements, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of the Borrower or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding;

(b) any and all Obligations of any other Loan Party, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with any Loan Documents, Specified Hedging Agreements or Specified Cash Management Agreements, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of a Loan Party or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to any Loan Party, would have accrued on any Guaranteed Obligations, whether or not a claim is allowed against a Loan Party for such interest in the related bankruptcy proceeding; and

(c) those expenses set forth in Section 2.8.

Notwithstanding any provision hereof or in any other Loan Document to the contrary, (i) in no event will the Guaranteed Obligations include any Excluded Swap Obligations and (ii) the Guaranteed Obligations, as it applies to the Borrower in its capacity as Guarantor hereunder, shall exclude any Direct Borrower Obligations of the Borrower.
2.2 Limitation on Amount Guaranteed; Contribution by Guarantors.

(a)Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (i) in respect of intercompany indebtedness to a Loan Party or

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other affiliates of a Loan Party to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (ii) under any guaranty of other Indebtedness (other than the Subsidiary Guaranty (as defined in the Revolving Credit Agreement)) which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under Section 2.2(b)). Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under Fraudulent Transfer Laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Guaranty, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.2(a) or to reduce, or request judicial relief reducing, the amount of its liability under this Guaranty, and (iii) the limitation set forth in this Section 2.2(a) may be enforced only to the extent required under Fraudulent Transfer Laws in order for the obligations of such Guarantor under this Guaranty to be enforceable under Fraudulent Transfer Laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

(b)The Guarantors under this Guaranty together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made at any time by any Guarantor under this Guaranty (a “Funding Guarantor”) that exceeds its Fair Share as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor’s Fair Share Shortfall as of such date, with the result that all such contributions will cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (A) the Adjusted Maximum Amount with respect to such Guarantor to (B) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. “Adjusted Maximum Amount” means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined as of such date, in accordance with Section 2.2(a); provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Guarantor for purposes of this Section 2.2(b), any assets or liabilities of such

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Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this Section 2.2(b)) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 2.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 2.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder. Any other Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 2.2(b), which shall not be construed in any way to limit the liability of any Guarantor hereunder.

2.3 Payment by Guarantors; Application of Payments. Subject to the provisions of Section 2.2(a), the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Loan Party to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), the Guarantors will upon demand (or automatically upon the occurrence of any Event of Default under Section 7.01(h) or Section 7.01(i) of the Credit Agreement) pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding) and all other Guaranteed Obligations then owed to the Secured Parties as aforesaid. All such payments shall be applied promptly from time to time by the Administrative Agent as set forth in the Credit Agreement. For the avoidance of doubt, notwithstanding any other provision of any Loan Document to the contrary, no such payment received from any Guarantor that is not a Qualified ECP Guarantor shall be applied by the Administrative Agent or any other Secured Party to the payment of any Excluded Swap Obligations.

2.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)This Guaranty is a guaranty of payment when due and not of collectability.

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(b)The obligations of each Guarantor hereunder are independent of the obligations of the other Loan Parties hereunder, the Loan Parties under the other Loan Documents, the Specified Hedging Agreements and the Specified Cash Management Agreements and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Loan Parties under the other Loan Documents, the Specified Hedging Agreements and the Specified Cash Management Agreements, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the applicable Loan Party or any of such other guarantors and whether or not the applicable Loan Party is joined in any such action or actions.
(c)Payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations.

(d)Any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of principal or interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment of this Guaranty or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect of this Guaranty or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent with the Loan Documents, the applicable Specified Hedging Agreement or the applicable Specified Cash Management Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Loan Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents, the Specified Hedging Agreements or the Specified Cash Management Agreements.

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(e)This Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, the Specified Hedging Agreements, the Specified Cash Management Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to or departure from, any of the terms or provisions (including provisions relating to events of default) of any of the Loan Documents, any of the Specified Hedging Agreements, any of the Specified Cash Management Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms of such Loan Document, such Specified Hedging Agreement, such Specified Cash Management Agreements or any agreement or instrument executed pursuant thereto or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of any Loan Party or any of their respective Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Loan Party may allege or assert against any Secured Party in respect of the Guaranteed Obligations (other than, subject to Section 2.13(c), the full payment in cash thereof), including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

2.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Secured Parties, to the extent permitted by applicable law:

(a)any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against any Loan Party, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Loan Party, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Loan Party, any

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such other guarantor or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever;

(b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Loan Party including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Loan Party from any cause other than payment in full of the Guaranteed Obligations;

(c)any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d)any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith or willful misconduct;
(e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f)notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Loan Documents, the Specified Hedging Agreements, the Specified Cash Management Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Loan Party and notices of any of the matters referred to in Section 2.4 and any right to consent to any thereof;

(g)any defenses (other than the defense of payment) or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty;

(h)any defense based upon any Secured Party’s failure to mitigate damages; and

(i)all rights to insist upon, plead or in any manner claim or take the benefit or advantage of any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or hereafter in force, which may delay, prevent or otherwise affect the performance by any Guarantor of its obligations under, or the enforcement by any Secured Party of, this Guaranty.

2.6 Guarantors’ Rights of Subrogation, Contribution, Etc. Each Guarantor hereby waives the right to exercise at any time prior to the Termination Date any claim, right or remedy,

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direct or indirect, that such Guarantor now has or may hereafter have against any Loan Party or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Loan Party; (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against any Loan Party; and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Termination Date, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations (including any such right of contribution under Section 2.2(b)). The foregoing agreements of the Guarantors set forth in this Section 2.6 shall remain operative and in full force and effect until the Termination Date regardless of the termination of this Guaranty. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Loan Party or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against any Loan Party, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Termination Date, such amount shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

2.7 Subordination of Other Obligations. Any Indebtedness of any Guarantor now or hereafter held by any other Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations during the term of this Guaranty, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision of this Guaranty.

2.8 Expenses. The Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save the Secured Parties harmless against liability for, any and all documented costs and expenses (including fees, disbursements and other charges of counsel) incurred or expended by any Secured Party in connection with the enforcement of or preservation of any rights under this Guaranty, all in accordance with the terms of Section 9.05 of the Credit Agreement, the provisions of which are incorporated herein, mutatis mutandis.

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2.9 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the Termination Date; provided that, as to any Guarantor, this Guaranty may be terminated prior to the Termination Date pursuant to Section 2.16. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

2.10 Authority of Guarantors. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or any other Loan Party or the officers, directors or any agents acting or purporting to act on behalf of any of them.

2.11 Financial Condition of Loan Parties. Any Loans or other extensions of credit may be granted to the Loan Parties or continued from time to time, and any Specified Hedging Agreements or Specified Cash Management Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the applicable Loan Party at the time of any such grant or continuation or at the time such Specified Hedging Agreement or Specified Cash Management Agreement is entered into, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Loan Party. Each Guarantor has adequate means to obtain information from each Loan Party on a continuing basis concerning the financial condition of each Loan Party and their respective ability to perform its obligations under the Loan Documents, Specified Hedging Agreements and Specified Cash Management Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each Loan Party and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of any Loan Party now known or hereafter known by any Secured Party.

2.12 Rights Cumulative. The rights, powers and remedies given to the Secured Parties by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Secured Parties by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Specified Hedging Agreements, any of the Specified Cash Management Agreements, or any agreement between any Guarantor and any Secured Party or Secured Parties or between any Loan Party and any Secured Party or Secured Parties. Any forbearance or failure to exercise, and any delay by any Secured Party in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

2.13 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.

(a) So long as any Guaranteed Obligations have not been paid in full, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of the Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization, insolvency or similar proceedings under Debtor Relief Laws against any Loan Party. The obligations of the Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy,

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insolvency, receivership, reorganization, liquidation, arrangement or similar proceedings under Debtor Relief Laws of any Loan Party or by any defense which any Loan Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantors and the Secured Parties that the Guaranteed Obligations should be determined without regard to any rule of law or order which may relieve any Loan Party of any portion of such Guaranteed Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person under Debtor Relief Laws to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower or any other Loan Party, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty.

2.14 Notice of Events. Promptly upon any Guarantor obtaining knowledge thereof, such Guarantor shall give the Administrative Agent written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of any Guarantor or (b) a Default or Event of Default under the Credit Agreement.

2.15 Set Off. In addition to any other rights any Secured Party may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Secured Party under this Guaranty, such Secured Party is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured and any other indebtedness of such Secured Party owing to such Guarantor) and any other property of such Guarantor held by any Secured Party to or for the credit or the account of such Guarantor against and on account of the Guaranteed Obligations and liabilities of such Guarantor to any Secured Party under this Guaranty; provided, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such

Exhibit C-1 EXHIBIT C-1-12

Defaulting Lender as to which it exercised such right of setoff. Each Secured Party agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application (although the failure to provide any such notice shall not affect any such setoff or result in any liability to such Secured Party).

2.16 Discharge of Guaranty Upon Sale of Guarantor. If (a) all of the ownership interests of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale permitted under the Credit Agreement (other than a sale to the Borrower or any other Loan Party), or (b) any Guarantor shall otherwise be released from this Guaranty in accordance with the Loan Documents or with the consent of the Lenders pursuant to Section 9.08 of the Credit Agreement, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Secured Party or any other Person effective as of the time of such Asset Sale or other release.

2.17 Representations and Warranties. Each Guarantor acknowledges and agrees that it is familiar with the Credit Agreement and the representations and warranties applicable to it thereunder. The representations and warranties contained in Article 3 of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Guarantor and its properties, are true and correct in all material respects (or, to the extent a representation and warranty contains a materiality or Material Adverse Effect qualification, in all respects), and shall be true and correct in all material respects (or, to the extent a representation and warranty contains a materiality or Material Adverse Effect qualification, in all respects) on each day on which such representations and warranties will be repeated in accordance with the Loan Documents (except to the extent they relate to any earlier date in which case they shall be true and correct in all material respects (or, to the extent a representation and warranty contains a materiality or Material Adverse Effect qualification, in all respects) as of such earlier date), each representation and warranty set forth in Article 3 of the Credit Agreement (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Section 2.17.

2.18 Covenants. Each Guarantor acknowledges and agrees that it is familiar with the Credit Agreement and the covenants applicable to it thereunder. Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in Articles 5 and 6 of the Credit Agreement, which are applicable to such Guarantor, each such agreement, covenant and obligation contained in Articles 5 and 6 of the Credit Agreement, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Section 2.18.

Exhibit C-1 EXHIBIT C-1-13

SECTION 3. MISCELLANEOUS

3.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and any increase in the Commitments under the Credit Agreement.

3.2 Notices. Any communications between the Administrative Agent and any Guarantor and any notices or requests provided herein to be given may be given in accordance with Section 9.01 of the Credit Agreement, to each party hereto at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon the Administrative Agent or any Guarantor shall not be effective until received.

3.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

3.4 Amendments and Waivers. Subject to the last sentence of Section 8.02 of the Credit Agreement, no amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of (i) the Required Lenders or (ii) the Administrative Agent (at the direction of the Required Lenders) and, in the case of any such amendment or modification, each Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

3.5 Headings. Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

3.6 Applicable Law; Rules of Construction. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTORS AND THE SECURED PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK).

3.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of the Secured Parties and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of the Administrative Agent (acting with the consent of the requisite percentage of Lenders pursuant to the Credit Agreement). Any Secured Party may, without notice or consent, assign its interest in this Guaranty in whole or in part, provided that any assignee shall be a Secured Party under the Credit Agreement. The terms and provisions of this Guaranty shall inure to the

Exhibit C-1 EXHIBIT C-1-14

benefit of any transferee or assignee of any Commitments or Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Secured Party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

3.8 Consent to Jurisdiction.

(a)Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, the other Loan Documents, the Specified Hedging Agreements or the Specified Cash Management Agreements or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty, however, shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty, the other Loan Documents. the Specified Hedging Agreements or the Specified Cash Management Agreements against any Guarantor or their properties in the courts of any jurisdiction.

(b)Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty, the other Loan Documents, the Specified Hedging Agreements or the Specified Cash Management Agreements or for recognition or enforcement of any judgment in any New York State court or Federal court of the United States of America sitting in New York City, Borough of Manhattan or other New York jurisdiction as set forth in clause (a) above. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Each Guarantor irrevocably consents to service of process in the manner provided for notices in Section 3.2. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

(d)Each Guarantor shall maintain an agent to receive service of process in New York, New York at all times until the Termination Date.

3.9 Waiver of Jury Trial. EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE SPECIFIED HEDGING AGREEMENTS OR THE SPECIFIED CASH MANAGEMENT AGREEMENTS. EACH GUARANTOR (A)

Exhibit C-1 EXHIBIT C-1-15

CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE SECURED PARTIES HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, THE SPECIFIED HEDGING AGREEMENTS AND THE SPECIFIED CASH MANAGEMENT AGREEMENTS TO WHICH THEY ARE A PARTY, BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.9.

3.10 No Other Writing. This writing is intended by the Guarantors and the Secured Parties as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

3.11 Further Assurances. At any time or from time to time, upon the request of the Administrative Agent, each Guarantor shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Guaranty.

3.12 Additional Guarantors. From time to time subsequent to the date hereof, additional Subsidiaries of the Borrower may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a joinder agreement to this Guaranty in the form of Exhibit A attached hereto. Upon delivery of any such counterpart to the Administrative Agent, notice of which is hereby waived by each Guarantor, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Administrative Agent not to cause any Subsidiary of the Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

3.13 Counterparts; Effectiveness. This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Guaranty by facsimile transmission, “pdf” or similar electronic copy shall be as effective as delivery of a manually signed counterpart of this Guaranty. Any party hereto may request an original counterpart of any party delivering such electronic counterpart. A set of the copies of this Guaranty signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Exhibit C-1 EXHIBIT C-1-16

3.14 Administrative Agent as Agent.

(a)The Administrative Agent has been appointed to act as Administrative Agent hereunder by the Secured Parties. The Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Loan Documents; provided that the Administrative Agent shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of the Required Lenders. In furtherance of the foregoing provisions of this Section 3.14, each Secured Party, by its acceptance of the benefits hereof, agrees that, except to the extent specifically provided herein, it shall have no right individually to enforce this Guaranty, it being understood and agreed by such that all rights and remedies hereunder may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms of this Section 3.14.

(b)The Administrative Agent shall at all times be the same Person that is the Administrative Agent under the Credit Agreement. Written notice of resignation by the Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute notice of resignation as the Administrative Agent under this Guaranty; removal of the Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as the Administrative Agent under this Guaranty; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Administrative Agent under this Guaranty. Upon the acceptance of any appointment as the Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent under this Guaranty, and the retiring or removed Administrative Agent under this Guaranty shall promptly (i) transfer to such successor Administrative Agent all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the rights created hereunder, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was the Administrative Agent hereunder.

3.15 Gaming Authorities. The Administrative Agent acknowledges and agrees that its rights, remedies and powers under this Guaranty may be exercised only to the extent that (i) the exercise thereof does not violate any applicable laws, rules and regulations of the Gaming Authorities, including Gaming Laws, and (ii) all necessary approvals, licenses and consents from the Gaming Authorities required in connection therewith are obtained. Notwithstanding any other provision of this Guaranty, the Guarantors expressly authorize the Administrative Agent to cooperate with the applicable Gaming Authorities in connection with the administration of their regulatory

Exhibit C-1 EXHIBIT C-1-17

jurisdiction over the Guarantors, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming Authorities relating to the Administrative Agent, any Guarantor, or the Loan Documents. The parties acknowledge that the provisions of this Section 3.15 shall not be for the benefit of the Guarantors or any other Person.

3.16 Keepwell.    Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 3.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 3.16, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment in full of the Guaranteed Obligations.  Each Qualified ECP Guarantor intends that this Section 3.16 constitute, and this Section 3.16 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

3.17 Intercreditor Agreement. All rights and remedies of the Administrative Agent hereunder are, as between the Administrative Agents (as defined in the Intercreditor Agreement) and the Collateral Agents (as defined in the Intercreditor Agreement), subject to the terms of the Intercreditor Agreement. This provision is for the benefit of, and may be enforced exclusively by, the Administrative Agents and the Collateral Agents only. For the avoidance of doubt, this provision is not for the benefit of any Guarantor and may not, under any circumstances, be enforced by any Guarantor.
[SIGNATURE PAGES FOLLOW]

Exhibit C-1 EXHIBIT C-1-18

IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

Montreign Operating Company, LLC, a New York limited liability company
By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	President

EMPIRE RESORTS REAL ESTATE I, LLC, a New York limited liability company
By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	President

EMPIRE RESORTS REAL ESTATE II, LLC, a New York limited liability company
By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	President

Exhibit C-1 EXHIBIT C-1-19